                                     UNDERTAKING


                                        among


                          LIBERTY FINANCIAL COMPANIES, INC.,


                        COLONIAL MANAGEMENT ASSOCIATES, INC.,


                            NEWPORT FUND MANAGEMENT, INC.,


                              CRABBE HUSON GROUP, INC.,


                           STEIN ROE & FARNHAM INCORPORATED
                                         and


                            CITICORP NORTH AMERICA, INC.,
                                       as Agent



                              Dated as of April 12, 1999















                                                               [Type VII-C]
13620.110 #70013

                                  TABLE OF CONTENTS
                                                                          Page
                                                                          ----

                                     UNDERTAKING

                                      ARTICLE I
                                     DEFINITIONS

SECTION 1.01.    Definitions; Terminology; Rules of Construction.          2

                                      ARTICLE II
                                 GENERAL UNDERTAKINGS

SECTION 2.01.    Covenants; Payment of Borrower Obligations.               2
SECTION 2.02.    Agreement Not Affected.                                   3
SECTION 2.03.    Waiver of Notice; No Offset.                              3

                                     ARTICLE III
                            REPRESENTATIONS AND WARRANTIES

SECTION 3.01.    Representations and Warranties.                           4

                                      ARTICLE IV
                                      COVENANTS

SECTION 4.01.    Covenants.                                                7
SECTION 4.02.    Additional Covenants of the Advisors.                     9

                                      ARTICLE V
                                    MISCELLANEOUS

SECTION 5.01.    No Waiver; Modifications in Writing.                     11
SECTION 5.02.    Notices, Etc.                                            12
SECTION 5.03.    Indemnification.                                         13
SECTION 5.04.    Execution in Counterparts.                               14
SECTION 5.05.    Assignability.                                           14
SECTION 5.06.    Governing Law.                                           14
SECTION 5.07.    Severability of Provisions.                              14
SECTION 5.08.    Confidentiality.                                         15
SECTION 5.09.    Merger.                                                  15
SECTION 5.10.    No Proceedings.                                          15
SECTION 5.11.    Survival of Representations and Warranties.              15
SECTION 5.12.    Submission to Jurisdiction; Waivers.                     16
SECTION 5.13.    Waiver Of Jury Trial.                                    16



13620.110 #70013

                                     UNDERTAKING


          UNDERTAKING dated as of April 12, 1999 (this "Agreement") among LIBERTY FINANCIAL COMPANIES, INC. (together with its permitted successors and assigns, the "Parent"), COLONIAL MANAGEMENT ASSOCIATES, INC. ("CMA"), NEWPORT FUND MANAGEMENT, INC. ("NFM"), CRABBE HUSON GROUP, INC. ("CHG"), STEIN ROE & FARNHAM INCORPORATED ("SRF") (CMA, NFM, CHG and SRF, together with their respective permitted successors and assigns, each an "Advisor" and collectively, the "Advisors") and CITICORP NORTH AMERICA, INC., as agent for the Lender (as defined below) and the Secondary Lenders (as defined below) (together with its successors and assigns, the "Agent").

          WHEREAS, contemporaneously with the execution of this Agreement, Liberty Funds Group LLC (together with its successors and assigns, the "Borrower"), Corporate Receivables Corporation (together with its successors and assigns, the "Lender"), Citibank, N.A. and the other banks and financial institutions from time to time parties thereto (together with Citibank, N.A. and their respective successors and assigns, the "Secondary Lenders") are entering into that certain Revolving Credit Agreement dated as of the date hereof (as from time to time amended, the "Credit Agreement") pursuant to which the Lender and the Secondary Lenders have agreed, subject to the terms and conditions thereof, to make advances from time to time to the Borrower;

          WHEREAS, contemporaneously with the execution of this Agreement, Liberty Funds Distributor, Inc. (together with its successors and assigns, the "Distributor") and the Agent are entering into that certain Pledge and Security Agreement dated as of the date hereof (as from time to time amended, the "Security Agreement") pursuant to which the Distributor has assigned and pledged to the Agent for the benefit of the Agent, the Lender and the Secondary Lenders (each a "Secured Party" and collectively, the "Secured Parties") all of its right, title and interest in, to and under the Assigned Collateral (as defined in the Security Agreement); and

          WHEREAS, an essential condition precedent to the Lender's and the Secondary Lenders' making advances to the Borrower in accordance with the terms of the Credit Agreement is that the Parent and each Advisor (each a "Liberty Entity" and collectively the "Liberty Entities") enter into this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the receipt by each of the Liberty Entities of substantial economic benefit whether or not set forth herein, the receipt and sufficiency of which are hereby acknowledged by each of the Liberty Entities, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, each of the Liberty Entities undertakes and agrees as follows:

                                      ARTICLE I

                                     DEFINITIONS

          SECTION 1.01.   DEFINITIONS; TERMINOLOGY; RULES OF CONSTRUCTION.

          Unless otherwise defined herein capitalized terms shall have the meanings assigned to such terms in Appendix A to the Credit Agreement. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (a) each use in this Agreement of a singular version of a pronoun shall be deemed to include references to the plural, and vice versa, as appropriate, (b) Article and Section headings are for convenience of reference only and shall not affect the construction of this Agreement, and
(c) references to "this section" or words of similar import shall be deemed to refer to the entire section and not to a particular subsection, and references to "hereunder," "herein" or words of similar import shall be deemed to refer to this entire Agreement and not to the particular section or subsection. References in this Agreement to "including" means including without limiting the generality of any description preceding such term. Each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement.

                                      ARTICLE II

                                 GENERAL UNDERTAKINGS

          SECTION 2.01.   COVENANTS; PAYMENT OF BORROWER OBLIGATIONS.

          (a) The Parent hereby irrevocably and unconditionally agrees to (i) perform and punctually and completely carry out or cause the Borrower, the Distributor or the Advisors, as the case may be, to perform and punctually and completely carry out each and every covenant and agreement of the Borrower, the Distributor and each Advisor under this Agreement, the Credit Agreement, the Security Agreement and each of the other Facility Documents in accordance with the terms thereof, and (ii) promptly (at its own expense) take or cause to be taken all measures as may be necessary or appropriate and can lawfully be effected to prevent the occurrence of any Default or Event of Default and to promptly cure or make good any such Default or Event of Default which may at any time occur. Each of the covenants and agreements of the Borrower, the Distributor and each Advisor set forth in the Facility Documents shall be deemed to be made by the Parent in the same manner, to the same extent and with the same effect as if the Parent made the same and such covenants referred to the Parent. The Parent hereby absolutely, unconditionally and irrevocably guarantees to the Agent on behalf of the Secured Parties the full and punctual payment when due, whether at stated maturity, by scheduled repayment, required prepayment, declaration, acceleration, demand or otherwise (including, without limitation, all amounts which would have become due but for the operation of the automatic stay under
Section 362(a) of the United States Bankruptcy Code), of each of the Borrower Obligations, whether such payment obligations are outstanding on the Closing Date or arise or are incurred at any time thereafter.

          (b) The Parent covenants and agrees that all payment obligations arising under the Facility Documents incurred or to be assumed by the Parent hereunder shall be paid strictly in accordance with the terms and provisions of the Facility Documents.

          (c) The Parent agrees that the guarantee and the undertakings under this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Borrower Obligations is rescinded or must otherwise be restored by any Secured Party upon the insolvency, bankruptcy or reorganization of the Borrower, the Distributor, any Advisor or any of their Affiliates or otherwise, all as though such payment had not been made.

          SECTION 2.02.   AGREEMENT NOT AFFECTED.

          The Secured Parties may proceed to exercise any right or remedy which it might have pursuant to this Agreement without regard to any actions or omissions of any Secured Party or any other Person. The validity of this Agreement shall not be affected by any action or inaction which may be taken under or in respect of any Program Document. The Secured Parties at their option may proceed in the first instance against the Parent to obtain a remedy to which it is entitled under any Facility Document in the amount and in the manner set forth in such Facility Document, without being obliged to resort first to any claim or action against the Borrower, the Distributor, any Advisor or any other Person, it being understood that the liability of the Parent is a primary obligation hereunder with respect to each provision of the Facility Documents that binds the Parent. The liabilities and obligations of the Parent under this Agreement shall be absolute, unconditional and irrevocable, irrespective of (a) any lack of validity or enforceability of this Agreement or any other Program Document or any other instrument relating to any thereof or to any of the Borrower Obligations; (b) any change in the corporate existence, structure or ownership of the Borrower, the Parent, any Advisor or any of their Affiliates, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any such Person or any property of any such Person or any resulting release or discharge of any Borrower Obligation contained in any Facility Document; (c) any defense, set-off or counterclaim which may at any time be available or be asserted by the Borrower, the Distributor, any Advisor, any of their respective Affiliates or any other Person against any Secured Party; or (d) any other circumstance which might otherwise constitute a suretyship or other defense available to, or a legal or equitable discharge of, the Borrower, the Distributor, any Advisor, any of their respective Affiliates or any other guarantor of any of the Borrower Obligations.


          SECTION 2.03.   WAIVER OF NOTICE; NO OFFSET.

          The Parent hereby waives any and all notices or demands to which it may otherwise be entitled in connection with the pursuit of any remedy hereunder, under any other Facility Document or, to the extent permitted under Applicable Law; PROVIDED, that this sentence shall not constitute a waiver on behalf of the Parent of any notice or demand to which the Parent is entitled under the Facility Documents. The obligations of the Parent under this Agreement shall not be subject to any counterclaim or right of offset which the Parent, any Advisor, the Borrower, the Distributor or any other Person has or may have against any Secured Party, or any defense which the Borrower, the Distributor, the Parent, any Advisor or any other Person may have against any Secured Party, in each case whether in respect of this Agreement, any other Facility Document, any Assigned Collateral or otherwise. Any and all payments by the Parent under this Agreement shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto.

                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

          SECTION 3.01.   REPRESENTATIONS AND WARRANTIES.

          Each of the Liberty Entities represents and warrants to the Agent on behalf of each of the Secured Parties on and as of Closing Date, each Borrowing Date and the last day of each Settlement Period as follows:

          (a) it is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own and operate its properties, conduct its business and to execute, deliver and perform its obligations under this Agreement and the other Program Documents to which it is a party;

          (b) it is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the performance of its obligations under this Agreement and the other Program Documents to which it is a party requires such qualification, except where the failure to be so qualified could not give rise to a reasonable possibility of a Material Adverse Effect;

          (c) the execution, delivery and performance of this Agreement and the other Program Documents to which it is a party have been duly authorized by all necessary corporate action and this Agreement and the other Program Documents to which it is a party have been duly executed and delivered and constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms;

          (d) neither the execution and delivery by it of this Agreement, the other Program Documents to which it is a party, or any instrument or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by it, will (i) conflict with, or result in a breach or violation of, or constitute a default under its, the Distributor's, any Advisor's, any of their respective Subsidiaries or LMIC's certificate of incorporation, or by-laws or other organizational documents, (ii) conflict with or contravene any (A) Applicable Law, (B) contractual restriction binding on or affecting it, the Distributor, any Advisor, any of their respective Subsidiaries or LMIC or any of their respective assets or properties, (C) any order, writ, judgment, award, injunction or decree binding on or affecting it, the Distributor, any Advisor, any of their respective Subsidiaries or LMIC or any of their respective assets or properties, (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it, the Distributor, any Advisor, any of their respective Subsidiaries, LMIC or any of their respective properties is bound (or to which any such obligation, agreement or document relates), (iv) result in any Adverse Claim upon any of the Assigned Collateral, or (v) result in the termination of any Advisory Agreement, Distribution Agreement or Distribution Plan;

          (e) it has obtained all necessary Governmental Authorizations and Private Authorizations and made all necessary Governmental Filings required to be made or obtained by it for the execution, delivery and performance by it of this Agreement and the other Program Documents to which it is a party and no consents or waivers, which have not been obtained under any instrument to which it is a party or by which it or any of its properties are bound, are required to be obtained in connection with the execution, delivery or performance of this Agreement or any other Program Document;

          (f) there are no pending or, to the best of its knowledge, threatened investigations, actions, suits or proceedings involving it which give rise to a reasonable possibility of a Material Adverse Effect;

          (g) it is not in default in any of its obligations under this Agreement or any other Program Document to which it is a party;

          (h) all information, notices, reports and statements provided by or behalf of it or any of its Affiliates, to any Secured Party or any other Person pursuant to or in connection with the terms of this Agreement or the any other Facility

Document is, and all such information, notices, reports and statements hereafter provided to any Secured Party or any other Person will be, true, correct and complete in all material respects on and as of the date such information is stated or certified, and on and as of the date such information, notice, report or statement is stated or certified such information, notice, report or statement does not contain, and will not contain, any misrepresentation of a material fact or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect;

          (i) the Parent directly or indirectly owns all of the issued and outstanding capital stock of NFM and SRH, the Parent directly owns all of the issued and outstanding capital stock of CHG and LFSI, LFSI is the sole member of the Borrower, the Borrower directly owns all of the issued and outstanding capital stock of CMA and CMA owns all of the outstanding capital stock of the Distributor;

          (j) it acknowledges and confirms that it has reviewed and understands the terms and conditions of each of the Facility Documents;

          (k) it is in compliance in all material respects with Applicable Law, including, without limitation, the Securities Act, the Exchange Act and the Investment Company Act;

          (l) on each Borrowing Date and immediately after the making of each Advance, the Borrower is in full compliance with the Borrowing Base Test and the other conditions specified in Article III of the Credit Agreement;

          (m) it is taking all reasonable actions necessary to mitigate the effect of the Year 2000 Problem on its computer systems;

          (n) it has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all taxes due pursuant to such returns, if any, or pursuant to any assessment received by it, except for any taxes or assessments which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with GAAP and which could otherwise not give rise to a reasonable possibility of a Material Adverse Effect; and the charges, accruals and reserves on the books in respect of taxes or other governmental charges, if any, are, in its opinion, adequate;

          (o) it and its respective Subsidiaries have fulfilled their obligations, if any, under the minimum funding standards of ERISA and the Code with respect to any Plan or Multi Employer Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the Pension Benefit Guaranty Corporation, a Multi Employer Plan or a Plan under Title IV of ERISA other than a liability to the Pension Benefit Guaranty Corporation for premiums under Section 407 of ERISA;

          (p) its obligations under this Agreement to make payments to the Secured Parties rank at least equally with indebtedness of such Liberty Entity which is not contractually subordinated;

          (q) the statement of assets and liabilities of the Parent and its consolidated subsidiaries as at December 31, 1998, certified by Ernst & Young, LLP, certified public accountants, fairly present in conformity with GAAP the financial position of the Parent and its consolidated subsidiaries at such date and since such date there has been no material adverse change in the business, financial position or results of operations of the Parent and its consolidated subsidiaries;

          (r) each Advisor has complied in all material respects with both the Fundamental Investment Objectives and Policies relating to each Fund for which it serves as investment advisor and the terms of each Advisory Agreement to which it is a party, and each Advisory Agreement is in full force and effect;

          (s) each Fund (and in respect of each Fund which constitutes a Portfolio, each Company related to such Fund in respect of such Fund) and the Advisory Agreements, the Prospectuses, the Distribution Agreements and the Distribution Plans relating to each Fund, are in compliance in all material respects with Applicable Law, including without limitation, Rule 12b-1 under the Investment Company Act and the Conduct Rules; and

          (t) the representations and warranties of the Borrower and the Distributor set forth in the Facility Documents are true and correct.

                                      ARTICLE IV

                                      COVENANTS

          SECTION 4.01.   COVENANTS.

          Each of the Liberty Entities hereby agrees as follows:

          (a) Each Liberty Entity shall (i) duly observe and conform, in all material respects, to all requirements of Applicable Law relative to the conduct of its business or to its properties or assets, (ii) preserve and keep in full force and effect its corporate existence, rights, privileges and franchises, and (iii) observe, conform, preserve, obtain, maintain and keep in full force and effect all Governmental Authorizations and Private Authorizations which are necessary or appropriate to properly carry out the transactions contemplated to be performed by it under this Agreement and the other Program Documents.

          (b) Each Liberty Entity shall duly fulfill all obligations on its part to be performed under or in connection with this Agreement and the other Program Documents and will use its best efforts to cause the Borrower and the Distributor to duly fulfill and perform their respective obligations under the Program Documents.

          (c) Each Liberty Entity shall promptly deliver to the Agent copies of any amendments or modifications to its certificate of incorporation or by-laws, certified by an authorized officer of such Liberty Entity.

          (d) Each Liberty Entity shall promptly notify the Agent of any material adverse change with respect to its, the Distributor's or the Borrower's business, properties, conditions (financial or otherwise) or results of operations, since December 31, 1998.

          (e) No Liberty Entity shall fail to maintain its operations if such failure gives rise to a reasonable possibility of a Material Adverse Effect.

          (f) Each Liberty Entity shall promptly give written notice to the Agent of (i) the occurrence of any Default or Event of Default, (ii) the failure of any conditions precedent set forth in Article III of the Credit Agreement to be fully satisfied, or (iii) the failure of any Fund to constitute an Eligible Fund.

          (g) Each Liberty Entity shall keep proper books of record and accounts in accordance with its normal business practice and GAAP in which full and appropriate entries shall be made of all dealings or transactions in relation to its business and activities.

          (h) Each Liberty Entity shall cause to be computed, paid and discharged when due all taxes, assessments and other governmental charges or levies imposed upon it, or upon any income or assets of such Liberty Entity, prior to the day on which penalties are attached thereto, unless and to the extent that the same shall be contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established on its books in accordance with GAAP and which could not otherwise subject such Liberty Entity or its assets to any risk of foreclosure, distraint, sale or other similar proceedings or to a reasonable possibility of a Material Adverse Effect.

          (i) Each Liberty Entity shall, to the extent obtained or received by it, furnish or cause to be furnished to the Agent a copy of each Governmental Authorization obtained or required to be obtained by it in connection with the transactions contemplated by this Agreement or any other Program Document and a copy of all Private Authorizations to be obtained by the Distributor in connection with the transactions contemplated by the Facility Documents.

          (j) After the Agent's delivery of a Remittance Notice, each Liberty Entity shall immediately upon its receipt of any Collections relating to any Fund (or in respect of any Fund which constitutes a Portfolio, from the related Company in respect of such Fund), remit such amount to the Agent's Account and ensure that such amounts are not commingled with any other funds.

          (k) The Parent shall (1) cause Ernst & Young, LLP or another nationally recognized accounting firm reasonably acceptable to the Agent to enter its premises and examine and audit its books, records and accounts and its performance under the Program Documents (which may be coordinated as part of its regular annual audit), (2) permit such accounting firm to discuss its affairs, finances, accounts and performance under the Program Documents with its officers, partners, employees and accountants, (3) cause such accounting firm to provide the Agent with a certified report in respect of the foregoing, which shall be in form and scope reasonably satisfactory to the Agent, and
(4) authorize such accounting firm to discuss such affairs, finances, records and accounts with representatives of the Secured Parties; PROVIDED, HOWEVER, that so long as no Default or Event of Default has occurred, such audits shall be limited to one (1) per twelve (12) month period.

          (l) Each Liberty Entity shall permit the Secured Parties to, upon reasonable advance notice, during normal business hours and with reasonable frequency, visit and inspect its books, records and accounts, its finances and its performance under the Program Documents and to discuss the foregoing with its officers, employees and accountants, all as often as the Agent may reasonably request.

          (m) Without the prior written consent of the Agent (which shall not be unreasonably withheld), no Liberty Entity shall merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person.

          (n) Each Liberty Entity shall do all things reasonably necessary to ensure that the effect of the Year 2000 Problem on its computer systems will not have a Material Adverse Effect.

          (o) Each Liberty Entity shall from time to time, at its expense, promptly execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Agent may reasonably request to enable the Secured Parties to exercise and enforce their respective rights and remedies under this Agreement and the other Facility Documents.

          (p) The Parent shall (i) continue to own directly or indirectly all of the outstanding capital stock of each Advisor and LFSI, (ii) cause LFSI to continue to be the sole member of the Borrower, (iii) cause the Borrower to continue to own all of the outstanding capital stock of CMA, and (iv) cause CMA to continue to own all of the outstanding capital stock of the Distributor, except as otherwise consented to in writing by the Agent (which consent shall not be unreasonably withheld or delayed).

          (q) Each Liberty Entity shall comply and cause its Subsidiaries to comply, in all material respects, with the provisions of ERISA and the Code and with all minimum funding requirements applicable to them with respect to any Plan or Multiemployer Plan pursuant to Section 302 of ERISA or Section 412 of the Code. At no time shall the Accumulated Benefit Obligations under any Benefits Arrangement exceed the fair market value of the assets of such Plan allocable to such benefits by more than $1,000,000. The Liberty Entities and their Subsidiaries will not withdraw, and will cause all other person which is a member of any ERISA Group not to withdraw, in whole or in part, from any Multiemployer Plan so as to give rise to withdrawal liability exceeding $1,000,000 in the aggregate. At no time shall the actuarial present value of unfunded liabilities for post-employment health care benefits, whether or not provided under a Plan or Multiemployer Plan, calculated in a manner consistent with Statement No. 106 of the Financial Accounting Standards Board, exceed $1,000,000.

          SECTION 4.02.   ADDITIONAL COVENANTS OF THE ADVISORS.

          In addition to the covenants of the Advisors contained in Section 4.01, each Advisor hereby agrees as follows:

          (a) Such Advisor shall manage the Funds in accordance with and comply in all material respects with the Fundamental Investment Objectives and Policies of the Funds (or in respect of any Fund which constitutes a Portfolio, the related Company in respect of such Fund).

          (b) Such Advisor shall, immediately upon its becoming aware, provide prompt written notice to the Agent of any action by its Board of Directors or, to the best of its knowledge, information and belief, the board of directors or trustees of any Fund (and in respect of any Fund which constitutes a Portfolio, the board of directors or trustees of the Company related to such Fund) to make any modification, amendment or supplement to, or any waiver of any provisions of, or any termination of any Distribution Plan, any Advisory Agreement, Conversion Feature, any CDSC arrangement or any Distribution Agreement or any interpretation of any thereof, each as in effect on the Closing Date (or in respect of any Fund for which the Distributor did not act as principal distributor on the Closing Date, the date the Distributor first began acting as distributor for such Fund), or any modification in the amounts payable or actually being paid thereunder, or if a new investment advisory agreement or contingent deferred sales charge arrangement is proposed to be approved and entered into with respect to any Fund, it shall provide the Agent with copies of any such proposed modification, as adopted, and a newly adopted contingent deferred sales charges arrangement, conversion feature or investment advisory agreement, promptly after such proposal, modification or adoption has been made; in addition, it shall specifically provide notice to the Agent in writing of any aspect of any of the foregoing which could have a Material Adverse Effect and shall provide the Agent with a copy of any of the foregoing in the form finally adopted; PROVIDED, HOWEVER, that such Advisor shall not be required to provide the Agent with written notices of any amendment, modification, supplement or waiver (i) to any Advisory Agreement under this Section, unless such amendments or supplements provide for the replacement of such Advisor or otherwise give rise to a reasonable possibility of a Material Adverse Effect, or (ii) to the interpretation of any Distribution Plan, Distribution Agreement, Advisory Agreement, CDSC arrangement or Conversion Feature unless such modification or waiver could give rise to a reasonable possibility of a Material Adverse Effect.

          (c) Such Advisor shall, subject to its fiduciary obligations, if any, use its best efforts to obtain the approval of a majority of the board of directors or trustees of each Fund (or in respect of each Fund which constitutes a Portfolio, the board of directors or trustees of each Company in respect of each related Fund), including a majority of the board of directors or trustees of each Fund (or in respect of each Fund which constitutes a Portfolio, the board of directors or trustees of each Company in respect of each related Fund), who are not "Interested Persons" (as defined in Section 2(a)(19) of the Investment Company Act), to: (a) annually reapprove the Distribution Plan, the Distribution Agreement and the Advisory Agreement relating to each class of Shares of such Fund (if necessary in order to continue payments in respect of the Receivables relating to Shares of each such Fund) and its interpretation thereof by each Fund (or in respect of each Fund which constitutes a Portfolio, by each Company in respect of each related Fund) as of the date of this Agreement, and (b) in the event any of the foregoing shall be terminated, to approve a new distribution plan, distribution agreement and advisory agreement with respect to such Fund (and in respect of each Fund which constitutes a Portfolio, the Company related to each such Fund) so as to permit the continued payments of the Receivables relating to Shares of such Fund as though no such termination had occurred. In the event such Advisor is unable to use its best efforts as a consequence of such obligations, it shall, prior to taking any action inconsistent with such best efforts, or failing to take any action it could otherwise take: (i) notify the Agent in writing of the nature of such failure to use its best efforts, and (ii) provide certification by a responsible officer of such Advisor that such failure to use its best efforts is required in order to comply with such obligations.

     (d) Such Advisor shall use its best efforts to preserve its present relationship with each Company and each Fund; PROVIDED, HOWEVER, that in using its best efforts, such Advisor shall not be required to resign or violate Applicable Law.

     (e) Such Advisor shall not cancel, terminate, amend, modify, supplement or waive any term or condition of any Distribution Agreement, any Distribution Plan, any Irrevocable Payment Instruction or the CDSC obligations of any holder of Shares of any Fund (subject to Permitted Free Redemptions and Permitted Free Exchanges), each as in effect on the Closing Date or take any action to permit any Company or any Fund to do so, unless a responsible officer of such Advisor has certified to the Agent that immediately after giving effect to all such cancellations, terminations, amendments, modifications and waivers, (i) the Borrower will be in full compliance with the Borrowing Base Test, and (ii) no Default or Event of Default will be continuing or will result therefrom, or change or modify any interpretation of any term or condition of any Distribution Agreement, Distribution Plan, Irrevocable Payment Instruction or any such CDSC obligation to the extent that such change or modification could give rise to a reasonable possibility of a Material Adverse Effect.

     (f) If any Default or Event of Default shall have occurred and be continuing, such Advisor shall not permit any Free Redemption by any Fund or otherwise waive its right to any CDSC relating to a Receivable relating to such Fund, other than in connection with a Permitted Free Redemption or a Permitted Free Exchange.

     (g) Such Advisor shall not permit any Fund to change the Transfer Agent for such Fund, unless such successor Transfer Agent, the Fund and the Distributor have each executed a new Irrevocable Payment Instruction.

     (h) Such Advisor shall not assign its rights under any Advisory Agreement or transfer, convey or permit to exist any Lien upon any of its assets or properties, including without limitation, the management or advisory fees payable to such Advisor under any Advisory Agreement, other than Permitted Liens.

     (i) Such Advisor shall not create, assume or suffer to exist any Debt or any Guarantee, except for Debt arising in the ordinary course of its business in connection with Persons providing services to such Advisor and Permitted Debt.

                                      ARTICLE V

                                    MISCELLANEOUS

          SECTION 5.01.   NO WAIVER; MODIFICATIONS IN WRITING.

          No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Secured Parties, at law or in equity. Without limiting the generality of the foregoing, the Parent and each Advisor acknowledge and agree that it will be impossible to measure in money the damage to the Secured Parties in the event of a breach of any of the terms and provisions of this Agreement or any other Program Document, and that, in the event of any such breach, the Secured Parties may not have an adequate remedy at Law, and no Liberty Entity shall argue, and each Liberty Entity hereby waives any defense, that there is an adequate remedy available at Law. No amendment, modification, supplement, termination or waiver of this Agreement shall be effective unless the same shall be in writing and signed by the Agent. Any waiver of any provision of this Agreement, and any consent to any departure by any Secured Party from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Liberty Entity in any case shall entitle any Liberty Entity to any other or further notice or demand in similar or other circumstances.

          SECTION 5.02.   NOTICES, ETC.

          Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by prepaid telegram (with messenger delivery specified in the case of a telegram), or by facsimile transmission, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this
Section 5.02. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 5.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

If to the Agent:         Citicorp North America, Inc.
                              U.S. Securitization
                              450 Mamaroneck Avenue
                              Harrison, New York  10528
                              Attention:  U.S. Securitization
                              Telephone No: (914) 899-7122
                              Facsimile No: (914) 899-7890

If to the Parent:        Liberty Financial Companies, Inc.
                              Federal Reserve Plaza
                              600 Atlantic Avenue
                              Boston, Massachusetts  02210-2214
                              Attention:  Robert A. Licht
                              Telephone No.:  (617) 371-2265
                              Facsimile No.:  (617) 742-7338

If to CMA:          Colonial Management Associates, Inc.
                              One Financial Center
                              Boston, Massachusetts  02111
                              Attention:  Ms. Nancy L. Conlin
                              Telephone No.:  (617) 772-3053
                              Facsimile No.:  (617) 345-0919

     With a copy to the Parent

If to NFM:                    Newport Fund Management, Inc.
                              c/o Colonial Management Associates
                              One Financial Center
                              Boston, Massachusetts 02111
                              Attention:  Ms. Nancy L. Conlin
                              Telephone No.:  (617) 772-3053
                              Facsimile No.:  (617) 345-0919

     With a copy to the Parent

If to CHG:                    Crabbe Huson Group, Inc.
                              c/o Colonial Management Associates
                              One Financial Center
                              Boston, Massachusetts 02111
                              Attention:  Ms. Nancy L. Conlin
                              Telephone No.: (617) 772-3053
                              Facsimile No.: (617) 345-0919

     With a copy to the Parent

If to SRF:                    Stein Roe & Farnham Incorporated
                              c/o Colonial Management Associates
                              One Financial Center
                              Boston, Massachusetts 02111
                              Attention:  Ms. Nancy L. Conlin
                              Telephone No.: (617) 772-3053
                              Facsimile No.: (617) 345-0919

     With a copy to the Parent

          SECTION 5.03.   INDEMNIFICATION.

          The Parent agrees to indemnify and hold harmless each Secured Party, their successors, assigns, transferees and participants and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, obligations, expenses, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever, (including, without limitation, the reasonable fees and disbursements of counsel) (collectively the "Liabilities") that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement or any other Program Document or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated), including, without limitation any such Liability that is incurred or arises out of or in connection with, or by reason of any one or more of the following: (i) preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement or any other Program Document or any of the transactions contemplated hereby or thereby; (ii) any breach or alleged breach of any covenant or agreement by any Liberty Entity in any Program Document;
(iii) any representation or warranty made or deemed made by any

Liberty Entity contained in any Program Document or in any certificate, statement or report delivered in connection therewith is, or is alleged to be, false or misleading; (iv) any failure by any Liberty Entity to comply with any Applicable Law or contractual obligation binding upon it; (v) any action or omission, not expressly authorized by the Program Documents, by any Liberty Entity, which has the effect of reducing or impairing the Assigned Collateral or the rights of the Agent or the Secured Parties with respect thereto; or (vi) any Default or Event of Default; except to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Secured Parties agree to use reasonable efforts to utilize the same legal counsel in connection with any matter for which the Secured Parties are entitled to indemnification under this Section 5.03; PROVIDED, that nothing herein shall be deemed to limit any Secured Party's right to employ separate counsel if such Secured Party determines that there may be legal defenses or claims available to it which are not available to the other Secured Parties or which are different from or additional to those of the other Secured Parties.

          SECTION 5.04.   EXECUTION IN COUNTERPARTS.

          This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

          SECTION 5.05.   ASSIGNABILITY.

          (a) This Agreement and the Lender's and the Secondary Lender's rights hereunder shall be assignable by the Lender, the Secondary Lenders and their respective permitted successors and assigns.

          (b) This Agreement and the rights and obligations of the Agent herein shall be assignable by the Agent and its successors and assigns.

          (c) No Liberty Entity may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed).

          SECTION 5.06.   GOVERNING LAW.

          THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF

SAID STATE.

          SECTION 5.07.   SEVERABILITY OF PROVISIONS.

          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 5.08.   CONFIDENTIALITY.

          Each of the Liberty Entities agrees that it shall and shall cause each of its Affiliates (i) to keep this Agreement and the other Facility Documents, the proposal relating to the structure of the facility contemplated by this Agreement and the other Facility Documents (the "Facility"), any analyses, computer models, information or document prepared by the Agent, Citibank or any of their respective Affiliates in connection with the Facility, the Agent's or its Affiliate's written reports to the Borrower, the Distributor, the Advisors, the Parent, any Fund or any of their respective Affiliates and any related written information (collectively, the "Product Information") confidential, and to disclose Product Information only to those of its officers, employees, agents, accountants, legal counsel and other representatives (collectively, the "Liberty Entity Representatives") who have a need to know such Product Information for the purpose of assisting in the negotiation, completion and administration of the Facility; (ii) to use the Product Information only in connection with the Facility and not for any other purpose; and (iii) to cause the Liberty Entity Representatives to comply with the provisions of this Section
5.08 and to be responsible for any failure of any Liberty Entity Representative to so comply.

          The provisions of this Section 5.08 shall not apply to any Product Information that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than the Borrower, the Distributor, the Liberty Entities, any Fund, any of their respective Affiliates or any Liberty Entity Representative or that is required to be disclosed by Applicable Law or is requested by any Authority with jurisdiction over any Liberty Entity or any of their respective Affiliates.

          SECTION 5.09.   MERGER.

          The Facility Documents taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof.
The Facility Documents supersede any prior agreements among the parties relating to the subject matter thereof.

          SECTION 5.10.  NO PROCEEDINGS.

          Each of the Liberty Entities hereby agrees that it will not institute against CRC any proceeding of the type referred to in Section 6.01(e) of the Credit Agreement so long as any commercial paper or other senior indebtedness issued by CRC shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding.

          SECTION 5.11.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

          The rights and remedies with respect to any breach of any representation and warranty made by the Liberty Entities pursuant to any Facility Document and the certificates and statements in connection therewith, the indemnification provisions of Section 5.03 and the Liberty Entities' obligations under Sections 5.08 and 5.10 shall be continuing and shall survive any termination of this Agreement and the other Program Documents.

          SECTION 5.12.  SUBMISSION TO JURISDICTION; WAIVERS.

          Each Liberty Entity hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Program Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

          (b) consents that any such action or proceeding may be brought in any of such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Liberty Entity at its address set forth in Section 5.02 or at such other address as may be permitted thereunder;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction or court; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          SECTION 5.13.  WAIVER OF JURY TRIAL.

          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR FOR ANY COUNTERCLAIM THEREIN OR RELATING THERETO.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                              LIBERTY FINANCIAL COMPANIES, INC.



                              By:____________________________
                              Name:
                              Title:


                              COLONIAL MANAGEMENT ASSOCIATES, INC.


                              By:____________________________
                              Name:
                              Title:


                              NEWPORT FUND MANAGEMENT, INC.


                              By:____________________________
                              Name:
                              Title:


                              CRABBE HUSON GROUP, INC.

                              By:____________________________
                              Name:
                              Title:


                              STEIN ROE & FARNHAM INCORPORATED


                              By:____________________________
                              Name:
                              Title:

                              CITICORP NORTH AMERICA, INC.,
                                as Agent


                              By:____________________________
                              Name:
                              Title:


13620.110 #70013